Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Third Quarter Fiscal Year 2013

Q3 2013 Financial Highlights

•	Revenue: $482.9 million

•	GAAP earnings per share: $0.33

•	Non-GAAP earnings per share: $0.55

MOUNTAIN VIEW, Calif. – Aug. 21, 2013 – Synopsys, Inc. (Nasdaq: SNPS), a global leader providing software, IP and services used to accelerate innovation in chips and electronic systems, today reported results for its third quarter of fiscal year 2013.

For the third quarter of fiscal year 2013, Synopsys reported revenue of $482.9 million, compared to $443.7 million for the third quarter of fiscal year 2012, an increase of 8.8 percent.

“Synopsys continues to demonstrate broad strength and innovation in technology and customer relationships, as well as excellent execution and financial results,” said Aart de Geus, chairman and co-CEO of Synopsys. “While our customers are dealing with yet another quarter of a relatively weak global economy, many have a sharp focus on new technology and continue to aggressively drive design activity. The result is high demand for advanced tools and IP, areas in which we continue to lead and have a track record of excellence.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal year 2013 was $52.3 million, or $0.33 per share, compared to $75.7 million, or $0.50 per share, for the third quarter of fiscal year 2012.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal year 2013 was $86.5 million, or $0.55 per share, compared to non-GAAP net income of $82.3 million, or $0.55 per share, for the third quarter of fiscal year 2012.

Financial Targets

Synopsys also provided its financial targets for the fourth quarter and full fiscal year 2013. These targets do not include any future acquisition-related expenses that may be incurred in fiscal year 2013. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2013 Targets:

•	Revenue: $500 million – $510 million

•	GAAP expenses: $432 million – $449 million

•	Non-GAAP expenses: $386 million – $396 million

•	Other income and expense: ($1) million – $1 million

•	Tax rate applied in non-GAAP net income calculations: 23 percent – 24 percent

•	Fully diluted outstanding shares: 155 million – 159 million

•	GAAP earnings per share: $0.29 – $0.35

•	Non-GAAP earnings per share: $0.54 – $0.56

Full Fiscal Year 2013 Targets:

•	Revenue: $1.957 billion – $1.967 billion

•	Other income and expense: $8 million – $10 million

•	Tax rate applied in non-GAAP net income calculations: approximately 22 percent

•	Fully diluted outstanding shares: 155 million – 159 million

•	GAAP earnings per share: $1.51 – $1.57

•	Non-GAAP earnings per share: $2.42 – $2.44

•	Cash flow from operations: approximately $400 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, including inventory fair value adjustments, (iv) other significant items, including facilities restructuring and the effect of benefits from tax settlements with tax authorities, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Third Quarter Fiscal Year 2013 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2013 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
GAAP net income	$52,297	$75,656	$190,910	$153,321
Adjustments:
Amortization of intangible assets	32,281	25,991	96,957	71,504
Stock compensation	16,490	17,223	49,719	54,078
Acquisition-related costs	162	3,655	3,990	35,738
Inventory fair value adjustment	1,903	—	3,712	—
Facility restructuring charges	(239)	—	(209)	470
Benefit from tax settlements (1)	(2,711)	(32,169)	(2,711)	(32,169)
Tax adjustments	(13,685)	(8,023)	(49,239)	(39,781)

Non-GAAP net income	$86,498	$82,333	$293,129	$243,161

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2013	2012	2013	2012
GAAP net income per share	$0.33	$0.50	$1.22	$1.03
Adjustments:
Amortization of intangible assets	0.21	0.17	0.62	0.48
Stock compensation	0.10	0.12	0.32	0.36
Acquisition-related costs	0.00	0.02	0.03	0.24
Inventory fair value adjustment	0.01	—	0.02	—
Facility restructuring charges	(0.00)	—	(0.00)	(0.00)
Benefit from tax settlements (1)	(0.02)	(0.21)	(0.02)	(0.21)
Tax adjustments	(0.08)	(0.05)	(0.31)	(0.27)

Non-GAAP net income per share	$0.55	$0.55	$1.88	$1.63

Shares used in calculation	157,056	150,644	156,215	149,095

(1)	Tax settlements included interest.

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2013 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending October 31, 2013 (1)
	Low	High
Target GAAP expenses	$432,000	$449,000
Adjustments:
Estimated impact of amortization of intangible assets	(30,000)	(34,000)
Estimated impact of stock compensation	(16,000)	(19,000)

Target non-GAAP expenses	$386,000	$396,000

	Range for Three Months
	Ending October 31, 2013 (1)
	Low	High
Target GAAP earnings per share	$0.29	$0.35
Adjustments:
Estimated impact of amortization of intangible assets	0.22	0.19
Estimated impact of stock compensation	0.12	0.10
Net non-GAAP tax adjustments	(0.09)	(0.08)

Target non-GAAP earnings per share	$0.54	$0.56

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2013 Targets

	Range for Fiscal Year
	Ending October 31, 2013 (1)
	Low	High
Target GAAP earnings per share	$1.51	$1.57
Adjustments:
Estimated impact of amortization of intangible assets	0.84	0.81
Estimated impact of stock compensation	0.44	0.42
Acquisition-related costs	0.03	0.03
Inventory fair value adjustment	0.02	0.02
Facility restructuring charges	0.00	0.00
Benefit from tax settlements	(0.02)	(0.02)
Net non-GAAP tax adjustments	(0.40)	(0.39)

Target non-GAAP earnings per share	$2.42	$2.44

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)	Synopsys’ fourth quarter and fiscal year end on November 2, 2013. For presentation purposes, the periods refer to the closest calendar month end.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 299801, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and fiscal year 2013 in December 2013. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter and fiscal year 2013 earnings call in December 2013, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2013 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter fiscal 2013 in its quarterly report on Form 10-Q to be filed by September 12, 2013.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) accelerates innovation in the global electronics market. As a leader in electronic design automation (EDA) and semiconductor IP, its software, IP and services help engineers address their design, verification, system and manufacturing challenges. Since 1986, engineers around the world have been using Synopsys technology to design and create billions of chips and systems. Learn more at http://www.synopsys.com.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” and certain other statements, including statements regarding customer demand for our technology and predictable business model, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. In addition, certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including the recent acquisitions of SpringSoft and EVE, and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending Oct. 31, 2013; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2013; and cash flow from operations on a GAAP basis for fiscal year 2013 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized in Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) general economic conditions, and (x) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Quarterly Report on Form 10-Q for the fiscal quarter ended Apr. 30, 2013. Furthermore, Synopsys’ actual tax rates applied to income for the fourth quarter and fiscal year 2013 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.

Finally, Synopsys’ targets for outstanding shares in the fourth quarter and fiscal year 2013 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2013	2012	2013	2012
Revenue:
Time-based license	$387,088	$362,788	$1,186,538	$1,082,262
Upfront	39,957	25,423	95,525	76,268
Maintenance and service	55,900	55,536	175,276	143,274

Total revenue	482,945	443,747	1,457,339	1,301,804
Cost of revenue:
License	69,857	57,415	195,918	172,729
Maintenance and service	19,253	21,218	59,074	59,177
Amortization of intangible assets	26,537	21,156	79,451	58,243

Total cost of revenue	115,647	99,789	334,443	290,149

Gross margin	367,298	343,958	1,122,896	1,011,655
Operating expenses:
Research and development	166,668	143,955	494,140	428,060
Sales and marketing	105,381	100,004	311,069	304,244
General and administrative	34,510	31,769	104,702	115,556
Amortization of intangible assets	5,744	4,835	17,506	13,261

Total operating expenses	312,303	280,563	927,417	861,121

Operating income	54,995	63,395	195,479	150,534
Other income (expense), net	3,177	(2,310)	21,130	7,869

Income before income taxes	58,172	61,085	216,609	158,403
Provision (benefit) for income taxes	5,875	(14,571)	25,699	5,082

Net income	$52,297	$75,656	$190,910	$153,321

Net income per share:
Basic	$0.34	$0.51	$1.25	$1.05
Diluted	$0.33	$0.50	$1.22	$1.03
Shares used in computing per share amounts:
Basic	153,915	147,801	152,969	145,827

Diluted	157,056	150,644	156,215	149,095

(1)	Synopsys’ third quarter of fiscal 2013 ended on August 3, 2013. For presentation purposes, we refer to a calendar month ending July 31. Synopsys’ first quarter of fiscal 2012 includes an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2013	October 31, 2012
ASSETS:
Cash and cash equivalents	$892,370	$700,382
Accounts receivable, net	278,878	292,668
Deferred income taxes	77,509	74,712
Income taxes receivable and prepaid taxes	18,352	17,267
Prepaid and other current assets	62,975	55,627

Total current assets	1,330,084	1,140,656
Property and equipment, net	194,198	191,243
Goodwill	1,976,964	1,976,987
Intangible assets, net	364,005	466,322
Long-term prepaid taxes	8,644	9,429
Long-term deferred income taxes	270,745	239,412
Other long-term assets	143,832	123,607

Total assets	$4,288,472	$4,147,656

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$321,103	$383,093
Accrued income taxes	16,189	4,682
Deferred revenue	804,390	834,864
Short-term debt	30,000	30,000

Total current liabilities	1,171,682	1,252,639
Long-term accrued income taxes	45,855	52,645
Long-term deferred revenue	67,605	67,184
Long-term debt	82,500	105,000
Other long-term liabilities	184,700	126,217

Total liabilities	1,552,342	1,603,685
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 154,348 and 150,899 shares outstanding, respectively	1,543	1,509
Capital in excess of par value	1,581,340	1,585,034
Retained earnings	1,283,068	1,098,694
Treasury stock, at cost: 2,916 and 6,365 shares, respectively	(89,650)	(168,090)
Accumulated other comprehensive loss	(40,171)	(15,461)

Total stockholders’ equity excluding non-controlling interest	2,736,130	2,501,686
Non-controlling interest	—	42,285

Total liabilities and stockholders’ equity	$4,288,472	$4,147,656

(1)	Synopsys’ third quarter of fiscal 2013 ended on August 3, 2013. For presentation purposes, we refer to a calendar month ending July 31. Synopsys’ first quarter of fiscal 2012 includes an extra week.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$190,910	$153,321
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	141,756	115,076
Stock compensation	49,719	54,078
Allowance for doubtful accounts	901	973
Write-down of long-term investments	—	452
Gain on sale of investments	(101)	(650)
Deferred income taxes	7,272	10,553
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	8,207	14,401
Prepaid and other current assets	(14,617)	6,116
Other long-term assets	(20,292)	(7,146)
Accounts payable and other liabilities	(48,188)	(15,490)
Income taxes	(475)	(32,370)
Deferred revenue	(9,722)	83,822

Net cash provided by operating activities	305,370	383,136
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	—	166,132
Purchases of short-term investments	—	(18,179)
Proceeds from sales of long-term investments	222	506
Proceeds from sale of property and equipment	2,000	—
Purchases of property and equipment	(47,624)	(32,718)
Cash paid for acquisitions, net of cash acquired	—	(584,418)
Capitalization of software development costs	(2,681)	(2,308)

Net cash used in investing activities	(48,083)	(470,985)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(3,751)	(5,177)
Proceeds from credit facility and term loan	—	250,000
Acquisition of non-controlling interest	(44,004)	—
Repayment of debts	(22,975)	(128,656)
Issuances of common stock	90,529	128,556
Purchases of treasury stock	(69,999)	(40,000)
Other	(2,030)	—

Net cash (used in) provided by financing activities	(52,230)	204,723
Effect of exchange rate changes on cash and cash equivalents	(13,069)	(8,184)

Net change in cash and cash equivalents	191,988	108,690
Cash and cash equivalents, beginning of the year	700,382	855,077

Cash and cash equivalents, end of the period	$892,370	$963,767

(1)	Synopsys’ third quarter of fiscal 2013 ended on August 3, 2013. For presentation purposes, we refer to a calendar month ending July 31. Synopsys’ first quarter of fiscal 2012 includes an extra week.